Exhibit 4.30

UNIT AGREEMENT

THIS UNIT AGREEMENT made as of                 , 2008 (this “Unit Agreement”) between ProUroCare Medical Inc., a Nevada corporation (the “Company”), and Interwest Transfer Company Inc., a Utah corporation (the “Unit Agent”).

WHEREAS, the Company is engaged in a public offering (a “Public Offering”) of up to 4,657,500 units (the “Public Units”) at a price of [$      ] per Unit and, in connection therewith, has determined to issue and deliver such Public Units to the public investors, each of such Public Units evidencing one share of common stock, par value $0.00001 per share, of the Company’s Common Stock (the “Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of [$        ] per share, subject to adjustment as described in that certain Warrant Agreement, dated as of even date hereof, between the Company and the Unit Agent (the “Warrant Agreement”); and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement, No. 333-153605 on Form S-1 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Act”) of the Units, the Common Stock underlying the Public Units, the warrants and the Common Stock issuable upon exercise of the warrants; and

WHEREAS, the Company intends to issue (i) [              ] units issued to certain private investors upon conversion of securities previously issued to such private investors in a private placement (the “Private Placement”) on the effectiveness of the Public Offering and (ii) [                      ] units upon the exercise of a warrant to purchase Units granted to Feltl and Company, Inc. on the effectiveness of the Public Offering (the “Underwriter’s Warrant”), all of such units (the “Private Units”) to be substantially identical to the Public Units; and

WHEREAS, the Company desires the Unit Agent to act on behalf of the Company, and the Unit Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Public Units and the Private Units (collectively, the “Units”); and

WHEREAS, the Company desires to provide for the form and provisions of the Units, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the Unit Agent, and the holders of the Units; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Units, when executed on behalf of the Company and countersigned by or on behalf of the Unit Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Unit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and intending to be legally bound hereby, the Company and the Unit Agent hereby agree as follows:

1.             Appointment of Unit Agent.  The Company hereby appoints the Unit Agent to act as agent for the Company for the Units, and the Unit Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Unit Agreement.

2.             Units.

(a)           Form of Unit.  Each Unit shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto and the Unit certificate for the Private Units shall bear the legend set forth in Exhibit B except as set forth herein, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer or Chief Financial Officer and the Secretary of the Company.  In the event the person whose facsimile signature has been placed upon any Unit shall have ceased to serve in the capacity in which such person signed the Unit before such Unit is issued, it may be issued with the same effect as if such person had not ceased to be such at the date of issuance.

(b)           Effect of Countersignature.  Unless and until countersigned by the Unit Agent pursuant to this Unit Agreement, a Unit shall be invalid and of no effect.

(c)           Registration.

(i)            Unit Register.  The Unit Agent shall maintain books (the “Unit Register”), for the registration of original issuance and the registration of transfer of the Units.  Upon the initial issuance of the Units, the Unit Agent shall issue and register the Units in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Unit Agent by the Company.

(ii)           Registered Holder.  Prior to due presentment for registration of transfer of any Unit, the Company and the Unit Agent may deem and treat the person in whose name such Unit shall be registered upon the Unit Register (the “Registered Holder”), as the absolute owner of such Unit and of each Unit represented thereby (notwithstanding any notation of ownership or other writing on the Unit Certificate made by anyone other than the Company or the Unit Agent), and for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

(d)           Detachability of Units.  Each Unit shall initially consist of one share of Common Stock and one warrant to purchase one share of Common Stock.  The share of Common Stock and the warrant comprising a Unit shall not be separately transferable before the 30th day following the date of the prospectus with respect to the Company’s

Public Offering (and the Units will thereafter continue trading following such separation) (the “Detachment Date”).  Prior to the Detachment Date, the Units may be transferred or exchanged only together with the Common Stock and warrant that is included in such Unit, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit.  Furthermore, prior to the Detachment Date, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Common Stock and warrant included in such Unit.

3.             Terms of Units.

(a)           Unit Price.  Each Unit shall, when countersigned by the Unit Agent, entitle the Registered Holder thereof, subject to the provisions of such Unit and of this Unit Agreement, to one share of Common Stock and one warrant, at the price of [$          ] per Unit, subject to the adjustments provided in Section 4 hereof.  The term “Unit Price” as used in this Unit Agreement refers to the price per Unit.

(b)           Detachment of Units.

(i)            A Unit may be separated into the Common Stock and warrant underlying such Unit commencing on the Detachment Date.  The Company in its sole discretion may accelerate the Detachment Date and allow earlier separation of the securities underlying the Units; provided, however, that the Company will provide notice to Registered Holders of Units of such acceleration not less than 5 days prior to such extension becoming effective.

(ii)           Subject to Section 3(b)(iv)and the other provisions of the Unit and this Unit Agreement, a Unit, when countersigned by the Unit Agent, may be separated by the Registered Holder thereof by surrendering it, at the office of the Unit Agent, or at the office of its successor as Unit Agent, at 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

(iii)          Issuance of Certificates.  As soon as practicable after the separation of the securities underlying any Unit, the Company shall issue to the Registered Holder of such Unit a certificate or certificates for the number of full shares of Common Stock and a warrant exercisable for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by the Registered Holder, and if such Unit shall not have been separated in full, a new countersigned Unit for the number of Units as to which such Unit shall not have been separated.

(iv)          Valid Issuance.  All shares of Common Stock issued upon separation from a Unit in conformity with this Unit Agreement shall be validly issued, fully paid and nonassessable.

(v)           Date of Issuance.  Each person in whose name any such certificate for shares of Common Stock or a warrant is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Unit was surrendered and the securities underlying such Unit were separated, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and separation is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares and warrant at the close of business on the next succeeding date on which the stock transfer books are open.

4.             Adjustments.

(a)           The number of and kind of securities issued upon separation of the securities underlying the Units shall be subject to adjustment from time to time as follows:

(i)            Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the separation of the securities underlying the Units subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the separation of the securities underlying the Units shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Any adjustment under this Section 4(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii)           Reclassification, Reorganization, Consolidation, Merger and Other Changes.  In case of any reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a)(i) above), or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder of a Unit, so that the Registered Holder shall have the right, at any time prior to the separation of the securities underlying the Unit, to obtain upon such separation, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were underlying such Unit held by the Registered Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon such separation.

(b)           Notices of Changes in Unit.  Upon every adjustment of the number of shares of Common Stock underlying a Unit, the Company shall give written notice thereof to the Unit Agent, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4(a), then, in any such event, the Company shall give written notice to the Registered Holder, at the last address set forth for such holder in the Unit Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(c)           No Fractional Shares.  Notwithstanding any provision contained in this Unit Agreement to the contrary, the Company shall not issue fractional shares upon separation of the securities underlying the Units.  If, by reason of any adjustment made pursuant to this Section 4, the holder of any Unit would be entitled, upon the separation of the securities underlying such Unit, to receive a fractional interest in a share, the Company shall, upon such separation, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Unit holder.

(d)           Form of Unit.  The form of Unit need not be changed because of any adjustment pursuant to this Section 4, and Units issued after such adjustment may state the same number of shares as is stated in the Units initially issued pursuant to this Unit Agreement. However, the Company may at any time in its sole discretion make any change in the form of Unit that the Company may deem appropriate and that does not affect the substance thereof, and any Unit thereafter issued or countersigned, whether in exchange or substitution for an outstanding Unit or otherwise, may be in the form as so changed.

(e)           The number of and kind of securities purchasable upon exercise of the warrants underlying any Unit and the exercise price of such warrant shall be subject to adjustment as described in the Warrant Agreement and not this Section 4.

5.             Transfer and Exchange of Units.

(a)           Registration of Transfer.  The Unit Agent shall register the transfer, from time to time, of any outstanding Unit upon the Unit Register, upon surrender of such Unit for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Unit representing an equal aggregate number of Units shall be issued and the old Unit shall be cancelled by the Unit Agent. The Units so cancelled shall be delivered by the Unit Agent to the Company from time to time upon request.

(b)           Procedure for Surrender of Units.  Units may be surrendered to the Unit Agent, together with a written request for exchange or transfer, and thereupon the Unit

Agent shall issue in exchange therefor one or more new Units as requested by the Registered Holder of the Units so surrendered, representing an equal aggregate number of Units; provided, however, that in the event that a Unit surrendered for transfer bears a restrictive legend, the Unit Agent shall not cancel such Unit and issue new Units in exchange therefor until the Unit Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Units must also bear a restrictive legend.

(c)           Fractional Units.  The Unit Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Unit certificate for a fraction of a Unit.

(d)           Service Charges.  No service charge shall be made to the Company for any exchange or registration of transfer of Units.

(e)           Unit Execution and Countersignature.  The Unit Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Unit Agreement, the Units required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Unit Agent, will supply the Unit Agent with Units duly executed on behalf of the Company for such purpose.

6.             Other Provisions Relating to Rights of Holders of Units.

(a)           No Rights as Stockholder.  A Unit does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter; provided, however, that the Registered Holder shall have all rights as a stockholder of the Company in relation to the Common Stock underlying the Units held by such Registered Holder.

(b)           Lost, Stolen, Mutilated, or Destroyed Units.  If any Unit is lost, stolen, mutilated, or destroyed, the Company and the Unit Agent may on such terms as to indemnity or otherwise, including the posting of a lost instrument bond, as they may in their discretion impose (which shall, in the case of a mutilated Unit, include the surrender thereof), issue a new Unit of like denomination, tenor, and date as the Unit so lost, stolen, mutilated, or destroyed. Any such new Unit shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Unit shall be at any time enforceable by anyone.

(c)           Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the separation of the securities underlying the Units in full of all outstanding Units issued pursuant to this Unit Agreement.

7.             Concerning the Unit Agent and Other Matters.

(a)           Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Unit Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Units, but the Company shall not be obligated to pay any transfer taxes in respect of the Units or such shares.

(b)           Resignation, Consolidation, or Merger of Unit Agent.

(i)            Appointment of Successor Unit Agent.  The Unit Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company.  If the office of the Unit Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Unit Agent in place of the Unit Agent.  If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation or incapacity by the Unit Agent or by the holder of the Unit (who shall, with such notice, submit his Unit for inspection by the Company), then the holder of any Unit may apply to any court of competent jurisdiction for the appointment of a successor Unit Agent.  Any successor Unit Agent, whether appointed by the Company or by such court, shall be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Unit Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Unit Agent with like effect as if originally named as Unit Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Unit Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Unit Agent all the authority, powers, and rights of such predecessor Unit Agent hereunder; and upon request of any successor Unit Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Unit Agent all such authority, powers, rights, immunities, duties, and obligations.

(ii)           Company’s Appointment of Successor Unit Agent.  The Company may, in its sole discretion, appoint a successor Unit Agent with thirty (30) days’ notice in writing to the Unit Agent.

(iii)          Notice of Successor Unit Agent.  In the event a successor Unit Agent shall be appointed, the Company shall give notice thereof to the predecessor Unit Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

(iv)          Merger or Consolidation of Unit Agent.  Any corporation into which the Unit Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Unit Agent shall be a party shall be the successor Unit Agent under this Unit Agreement without any further act.

(c)           Fees and Expenses of Unit Agent.

(i)            Remuneration.  The Company agrees to pay the Unit Agent reasonable remuneration for its services as Unit Agent hereunder and will reimburse the Unit Agent upon demand for all expenditures that the Unit Agent may reasonably incur in the execution of its duties hereunder, including reasonable attorneys’ fees in accordance with the Fee Schedule attached to the Transfer Agent Agreement, dated December 15, 2008, between the Unit Agent and the Company.

(ii)           Further Assurances.  The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Unit Agent for the carrying out or performing of the provisions of this Unit Agreement.

(d)           Liability of Unit Agent.

(i)            Reliance on Company Statement.  Whenever in the performance of its duties under this Unit Agreement, the Unit Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or the Chief Financial Officer of the Company and delivered to the Unit Agent. The Unit Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Unit Agreement.

(ii)           Indemnity.  The Unit Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Unit Agent, its officers, directors, employees, attorneys, and agents and save them harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Unit Agent in the execution of this Unit Agreement except as a result of the Unit Agent’s gross negligence, willful misconduct, or bad faith.

(iii)          Exclusions.  The Unit Agent shall have no responsibility with respect to the validity of this Unit Agreement or with respect to the validity or execution of any Unit (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Unit Agreement or in any Unit; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Unit Agreement or any Unit or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

(iv)          Actions.  The Unit Agent shall not be obligated to take any action hereunder which may, in the Unit Agent’s sole judgment, involve any expense or liability to the Unit Agent unless it shall have been furnished with indemnity against such expense or liability which, in the Unit Agent’s sole judgment, is adequate.

(v)           No Liability.  Notwithstanding any other provision of this Agreement, the Unit Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Unit Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

(vi)          No Consequential Damages.  In no event shall the Unit Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(vii)         Uncertainty as to Duties.  In the event that the Unit Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until the questions regarding its duties and rights are clarified to its satisfaction or it shall be directed otherwise by a final judgment of a court of competent jurisdiction.

(viii)        Reliance on Counsel.  The Unit Agent may consult with counsel, at the Company’s expense, and the written advice of such counsel or any written opinion of such counsel shall be full and complete authorization and protection for any action taken, suffered, or omitted by the Unit Agent in accordance with such written advice of counsel or any such written opinion of counsel.

(e)           Acceptance of Agency.  The Unit Agent hereby accepts the agency established by this Unit Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Units exercised and concurrently account for, and pay to the Company, all moneys received by the Unit Agent for the purchase of shares of the Company’s Common Stock through the exercise of Units.

8.             Miscellaneous Provisions.

(a)           Successors.  All the covenants and provisions of this Unit Agreement by or for the benefit of the Company or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns.

(b)           Notices.  Any notice, statement or demand authorized by this Unit Agreement to be given or made by the Unit Agent or by the holder of any Unit to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Unit Agent), as follows:

ProUroCare Medical Inc.

5500 Wayzata Blvd., Suite 310

Golden Valley, Minnesota  55416

Attn: Richard C. Carlson, Chief Executive Officer

with a copy to:

Dorsey & Whitney LLP

Attn:  Timothy S. Hearn, Esq.

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota  55402-1498

Any notice, statement or demand authorized by this Unit Agreement to be given or made by the holder of any Unit or by the Company to or on the Unit Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, or sent by facsimile transmission (with confirmation of receipt) addressed (until another address is filed in writing by the Unit Agent with the Company), as follows:

Interwest Transfer Company Inc.

1981 Murray Holladay Road, Suite 100

Salt Lake City, Utah  84117

Attn: Kurtis D. Hughes

(c)           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made in Utah by persons domiciled in Salt Lake City and without regard to its principles of conflicts of laws.  Each of the parties hereto agrees to submit itself to the in personam jurisdiction of the state and federal courts situated within the State of Utah with regard to any controversy arising out of or relating to this Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth in Section 8(b) hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.

(d)           Persons Having Rights under this Unit Agreement.  Nothing in this Unit Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto and the Registered Holders of the Units (who shall, for all purposes hereunder, be deemed third party beneficiaries of this Unit Agreement), any right, remedy, or claim under or by reason of this Unit Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Unit Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Units.

(e)           Examination of the Unit Agreement.  A copy of this Unit Agreement shall be available at all reasonable times at the office of the Unit Agent at 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah  84117, for inspection by the Registered Holder of any Unit. The Unit Agent may require any such holder to submit his Unit for inspection by it.

(f)            Counterparts.  This Unit Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(g)           Effect of Headings.  The Section headings herein are for convenience only and are not part of this Unit Agreement and shall not affect the interpretation thereof.

(h)           Amendments.  This Unit Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Unit Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments (except as otherwise specifically set forth herein) shall require the written consent of each Registered Holder of any then-outstanding Unit.  Notwithstanding the foregoing, the Company may accelerate the Detachment Date in accordance with Sections 3(b) without such consent.

(i)            Severability.  This Unit Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Unit Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Unit Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(j)            Attorneys’ Fees.  If any action of law or equity is necessary to enforce or interpret the terms of this Unit Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Unit Agreement has been duly executed by the parties hereto as of the day and year first above written.

PROUROCARE MEDICAL INC.

By:
Name: Richard C. Carlson
Title: Chief Executive Officer

INTERWEST TRANSFER COMPANY INC.

By:
Name:
Title: